UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 28, 2006

VIEWPOINT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27168	95-4102687
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	Identification No.)

498 Seventh Avenue, Suite 1810, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 201-0800

______________________________N/A______________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (se General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 28, 2006, Mr. William H. Mitchell submitted his resignation as Chief Financial Officer of Viewpoint Corporation (the “Company”) effective on November 17, 2006 in order to pursue another opportunity. Mr. Mitchell’s decision to resign is not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

On October 31, 2006, Mr. Christopher Duignan, Vice President and Controller of the Company, was appointed to serve as Interim Chief Financial Officer of the Company effective on November 17, 2006. The Company intends to conduct a company-wide and external search for a new Chief Financial Officer. It is expected that Mr. Duignan will serve as Interim Chief Financial Officer of the Company until the date on which a new Chief Financial Officer is appointed by the Board of Directors and has taken office.

Mr. Duignan, 31, has been working at the Company since January, 2002, rising from Manager of Treasury Operations to become Vice President, Controller and Chief Accounting Officer of the Company, a role that he has held since August, 2003. Prior to joining the Company, Mr. Duignan worked at PricewaterhouseCoopers for four years in their technology group within the audit practice, where he worked with both publicly traded technology companies as well as a number of start-ups.

Item 9.01       Financial Statements and Exhibits.

(c)	Exhibits

The following exhibit is filed herewith:

Exhibit 99.1          Press Release of Viewpoint Corporation, dated October 31, 2006, entitled “Viewpoint Corporation Appoints Chris Duignan Interim CFO”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT CORPORATION

/s/ William H. Mitchell__________
William H. Mitchell Chief Financial Officer

Dated: October 31, 2006